EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 176 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated July 8, 2011 which was filed as Exhibit (i) to Post-Effective Amendment No. 175.

/s/ Kathryn A. McElroy Kathryn A. McElroy, Esq.

July 12, 2011 Boston, Massachusetts